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                                                                    EXHIBIT 23.3


                                    CONSENT


     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Edward M. Philip, hereby consent to the use of my name and any references to me in this Registration Statement as becoming a director of Allscripts, Inc. upon the closing of the initial public offering by Allscripts, Inc. of its common stock.

Dated: June 28, 1999


                                       /s/  Edward M. Philip
                                       -------------------------
                                       Edward M. Philip